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                                                                   EXHIBIT 10.25

                       CONFIDENTIAL RESIGNATION AGREEMENT
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                         AND GENERAL RELEASE OF CLAIMS
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     1.  Katherine Glassey ("Employee") was employed by Brio Technology, Inc.
(the "Company") on or about January 2, 1986. Employee has now decided to resign from her employment with the Company. It is the Company's desire to provide Employee with certain benefits that she would not otherwise be entitled to receive upon her resignation and to resolve any claims that Employee has or may have against the Company. Accordingly, Employee and the Company agree as set forth below. This Agreement will become effective on the eighth day after it is signed by Employee ("the Effective Date"), provided that Employee has not revoked this Agreement (by written notice to Nancy Raab at the Company) prior to that date.

     2. Employee hereby resigns voluntarily from her employment with the Company effective as of May 31, 2001 (the "Resignation Date").

     3. The Company shall provide Employee with the following benefits when this Agreement becomes effective:

         (a) severance benefit equal to continuation of Employee's base pay for a one year (12 month) period equal to Employee's base pay rate of $17,500 per month, less applicable withholding; such payments will be made in accordance with the Company's normal payroll procedures; and

         (b) in the event that Employee elects to obtain continued group health insurance coverage in accordance with federal law (COBRA) following the Resignation Date, Employee may elect to purchase continued group health insurance coverage at her own expense in accordance with COBRA; Employee will receive in June 2001, via certified mail, COBRA notification material. Employee's benefits will continue through May 31, 2001. Employee will be eligible for COBRA on June 1, 2001; and

         (c) the Company will continue to provide Employee with a voicemail box on its voicemail system and an email account on its email system through the earlier of August 31, 2001 or upon Employee securing another job; provided, however Employee's use of the voicemail and email systems shall be appropriate and in accordance with Brio stated policies, and

Employee acknowledges that she has been paid all wages and accrued, unused vacation that Employee earned during her employment with the Company. Employee understands and acknowledges that she shall not be entitled to any payments or benefits from the Company other than those expressly set forth in this paragraph 3.

     4. Employee and the Company on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators and assigns, release each other and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee or the Company now has, or at any other time had, or shall or may have against the released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date on which Employee and the Company sign this Agreement, including, but not limited to, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law. The only claims that are not covered by this section are the following: 1) claims for benefits under the unemployment insurance or workers' compensation laws; 2) claims concerning the validity, infringement or enforceability of any trade secret, patent right, trademark, copyright or any other intellectual property held or sought by the Company, or which the Company could otherwise seek, and Employee's violation of any obligations to the Company under the terms of the Employee Agreement Regarding Confidentiality and Inventions entered into by the Company and Employee on January 2, 1986 (the "Confidentiality Agreement"); and 3) any rights to indemnification provided under the terms of the indemnification agreement entered into by and between the Employee and the Company on or about 1998.

     5. Employee and the Company acknowledge that they have read section 1542 of the Civil Code of the State of California, which states in full:

         A general release does not extend to claims, which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Employee and the Company waive any rights that they have or may have under section 1542 to the full extent that they may lawfully waive such rights pertaining to this general release of claims, and affirm that they are releasing all known and unknown claims that they have or may have against the parties listed above.

     6. Employee acknowledges and agrees that she shall continue to be bound by and comply with the terms of the Confidentiality Agreement (and any other proprietary rights or confidentiality agreement between the Company and Employee), including but not limited to the non-solicitation convenants set forth in section 6 of the Confidentiality Agreement.

     7. Employee agrees that she shall not directly or indirectly disclose any of the terms of this Agreement to anyone other than her immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law.

     8. Employee and the Company agree that they will not, at any time in the future, make any critical or disparaging statements about the other, the Company's products or its employees, unless such statements are made truthfully.

     9. In the event of any legal action relating to or arising out of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party its attorneys' fees and costs incurred in that action.

     10. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of the agreements described in paragraph 6. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee.

EMPLOYEE UNDERSTANDS THAT SHE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING
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THIS AGREEMENT AND THAT SHE IS GIVING UP ANY LEGAL CLAIMS SHE HAS AGAINST THE
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PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT.  EMPLOYEE FURTHER UNDERSTANDS
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THAT SHE MAY HAVE UP TO 21 DAYS TO CONSIDER THIS AGREEMENT, THAT SHE MAY REVOKE
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IT AT ANY TIME DURING THE 7 DAYS AFTER SHE SIGNS IT, AND THAT IT SHALL NOT
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BECOME EFFECTIVE UNTIL THAT 7-DAY PERIOD HAS PASSED.  EMPLOYEE ACKNOWLEDGES THAT
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SHE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE
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FOR THE COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPH 3.
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Dated: June 20, 2001                   /s/ Katherine Glassey
                                       ---------------------
                                       Katherine Glassey


Dated: June 20, 2001                   By: Nancy Raab
                                           ----------
                                       Title: VP, Human Resources
                                              Brio Technology, Inc.